UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 14, 2011

Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of principal executive offices)

(650) 802-7888
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 14, 2011, Communication Intelligence Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) at which the stockholders voted upon (i) the election of five directors, (ii) a proposal to approve the Company’s 2011 Stock Compensation Plan, (iii) ratification of the appointment of PMB Helin Donovan, LLP as the Company's independent auditors for the year ending December 31, 2011. The stockholders elected each of the director nominees, approved the Company’s 2011 Stock Compensation Plan, and approved the ratification of the appointment of PMB Helin Donovan LLP as the Company's independent auditors for the fiscal year ending December 31, 2011.

As of May 17, 2011, the record date for the 2011 Annual Meeting, the Company had 191,228,541 shares of Common Stock outstanding, 829,355 shares of Series A-1 Cumulative Convertible Preferred Stock (“Series A-1 Preferred Stock”) outstanding, 8,587,187 shares of Series B Participating Convertible Preferred Stock (“Series B Preferred Stock”) outstanding, and 3,163,172 shares of Series C Participating Convertible Preferred Stock (“Series C Preferred Stock”) outstanding.  Shares of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have no separate vote by class except as provided under the provisions of the Company’s Certificate of Incorporation or as required by applicable law, and instead vote with the holders of Common Stock on an as-converted basis. As of the record date, each share of Series A-1 Preferred Stock was convertible into 7.1429 shares of Common Stock, each share of Series B Preferred Stock was convertible into 23.0947 shares of Common Stock and each share of Series C Preferred Stock was convertible into 44.4444 shares of Common Stock. Accordingly, as of the record date, the 829,355 outstanding shares of Series A-1 Preferred Stock were convertible into 5,924,000 shares of Common Stock, the 8,587,187 outstanding shares of Series B Preferred Stock were convertible into 198,318,508 shares of Common Stock, and the 3,163,172 outstanding shares of Series C Preferred Stock were convertible into 140,585,422 shares of Common Stock. Thus, the holders of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were entitled to 5,924,000, 198,318,508, and 140,585,422 votes, respectively, for their shares of Preferred Stock.  Shares of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock representing an aggregate of 393,783,699 votes on an as-converted basis, or 73.45%, were voted in person or by proxy at the 2011 Annual Meeting.

With the exception of the election of directors Philip Sassower, Andrea Goren and Francis Elenio to the Company’s Board of Directors, who are elected only by the holders of the Company’s Series B Preferred Stock and Series C Preferred Stock under the provisions of the Company’s Certificate of Incorporation, all matters voted on by the Company’s stockholders at the Company’s 2011 Annual Meeting were voted on by the holder’s of the Company’s Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together on an as-converted basis.  The table below sets forth information regarding the results of the voting at the 2011 Annual Meeting.

Proposal 1:  Election of Directors

The stockholders voted to elect the following individuals as directors for a one-year term as follows (shares of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock presented together on an as-converted basis):

Nominees	For	Withheld	Broker Non-Votes

Mr. Kurt Amundson	313,912,046	1,114,760	78,756,893

Mr. David Welch	312,216,539	2,810,267	78,756,893

The stockholders voted to elect the following individuals as directors for a one-year term as follows (shares of Series B Preferred Stock and Series C Preferred Stock presented together on an as-converted basis):

Mr. Philip Sassower	220,968,588	0	0

Mr. Andrea Goren	220,968,588	0	0

Mr. Francis Elenio	220,968,588	0	0

Proposal 2:  Approval of the Company’s 2011 Stock Compensation Plan

The stockholders voted to approve the Company’s 2011 Stock Compensation Plan as follows (shares of Common Stock and shares of Series A-1 Preferred Stock presented on an as-converted basis):

For	Against	Abstain	Broker Non-Votes

311,784,726	2,954,586	287,494	78,756,893

Proposal 3: Ratification of Auditors

The stockholders ratified the appointment of PMB Helin Donovan, LLP as the Company's independent auditors for the year ending December 31, 2011 (shares of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock presented together on an as-converted basis):

For	Against	Abstain

392,228,374	1,382,500	172,825

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Communication Intelligence Corporation

By:	/s/ Andrea Goren

Andrea Goren
Acting Chief Financial Officer